Exhibit 10.4

SALE AGREEMENT ASSIGNMENT

This Sale Agreement Assignment ("Assignment") is made as of January 16, 2013 by and between MMIC Acquisition Corporation, a Florida corporation ("Assignor") and CHP Claremont CA Owner, LLC, a Delaware limited liability company ("Assignee"), and is made with respect to the Sale Agreement by and between Assignor and Claremont Venture I, L.P., a California limited partnership ("Seller") dated as of November 9, 2012, as amended from time to time (collectively, the "PSA"). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Assignor hereby assigns to Assignee all of Assignor's right, title and interest in and to the PSA, the escrow created pursuant to the PSA, any Deposits (as defined in the PSA) in such escrow or held by Seller, and all other rights and assets appurtenant to any of the above ("Assets").

Assignee hereby accepts the Assets and assumes all of Assignor's obligations under the PSA, whether arising before or after the date of this Assignment. Assignor acknowledges that it is not released (as a result of such assignment or for any other reason) from any PSA obligations, whether arising before or after the date of this Assignment. All of Assignor’s knowledge with respect to the Property is hereby attributed to Assignee, which is deemed to have such same knowledge.

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In witness whereof, the undersigned have executed this Assignment as of the above date.

ASSIGNOR:

MMIC ACQUISITION CORPORATION, a Florida corporation

By: /s/ William S. Rogers
Name: William S. Rogers
Title: Vice President

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ASSIGNEE:

CHP CLAREMONT CA OWNER, LLC, a Delaware limited liability company

By: /s/Joshua J. Taube
Name: Joshua J. Taube
Title: Vice President